Exhibit 99.06
Southern Company
Kilowatt-Hour Sales
(In Millions of KWHs)

	Three Months Ended June				Year-to-Date June
				Weather				Weather
				Adjusted				Adjusted
As Reported (See Notes)	2012	2011	Change	Change	2012	2011	Change	Change
Kilowatt-Hour Sales-
Total Sales	46,964	48,393	-3.0%		88,488	93,198	-5.1%

Total Retail Sales-	39,550	40,329	-1.9%	1.0%	75,808	78,549	-3.5%	0.7%
Residential	12,431	12,996	-4.3%	2.1%	23,835	26,215	-9.1%	1.3%
Commercial	13,744	13,938	-1.4%	1.2%	25,702	26,272	-2.2%	0.0%
Industrial	13,146	13,160	-0.1%	-0.1%	25,812	25,590	0.9%	0.9%
Other	229	235	-2.7%	-2.3%	459	472	-2.8%	-2.2%

Total Wholesale Sales	7,414	8,064	-8.1%	N/A	12,680	14,649	-13.4%	N/A

Notes
-	Certain prior year data has been reclassified to conform with current year presentation.

-
All figures in this earnings release are preliminary and remain subject to the completion of normal quarter-end accounting procedures and adjustments, which could result in changes to these preliminary results.  In addition, certain classifications and rounding may be different from final results published in the Form 10-Q.